                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             JEFFERIES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 6, 1997

                            ------------------------

To the Shareholders of Jefferies Group, Inc.:

     The Annual Meeting of Shareholders of Jefferies Group, Inc. will be held at 11100 Santa Monica Boulevard, 11th Floor Conference Room, Los Angeles, California 90025, on Tuesday, May 6, 1997, at 1:30 p.m., local time, to consider and act upon:

     1. Election of eight Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

     2. Approval of the 1993 Stock Ownership and Long-Term Incentive Plan, as amended and restated.

     3. Any other business which may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend, we urge you to return your proxy promptly in the enclosed envelope. The return of the proxy does not affect your right to vote in person should you decide to attend the meeting.

                                          For the Board of Directors,

                                          Jerry M. Gluck
                                          Secretary
March 31, 1997

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                                                                  March 31, 1997

                                PROXY STATEMENT

     The proxy of each shareholder of Jefferies Group, Inc. (the "Company") is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 11100 Santa Monica Boulevard, 11th Floor Conference Room, Los Angeles, California 90025, on Tuesday, May 6, 1997, at 1:30 p.m., local time, and at any adjournment thereof. All shareholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the meeting. The Notice of Annual Meeting, Proxy Statement and form of proxy are being mailed to shareholders on or about March 31, 1997.

     The enclosed form of proxy is for use by the Board of Directors at the meeting and any adjournment thereof. Any shareholder who signs and returns the proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date, or (iii) attending the meeting and voting in person.

     In the absence of contrary direction, all shares represented by valid proxies received pursuant to this solicitation will be voted (i) for the election of the eight nominees for Director whose names are listed herein, (ii) for the approval of the 1993 Stock Ownership and Long-Term Incentive Plan, as amended and restated, and (iii) as to other matters which may properly come before the meeting, in accordance with the best judgment of the proxy holders named in the accompanying proxy.

     Each nominee has consented to being a nominee and to serving as a Director if elected. In the event that any nominee shall be unable to serve as a Director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors of the Company.

     All costs of solicitation of proxies will be borne by the Company. Although there are no formal agreements to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, telegraph or facsimile transmission, by Directors and Officers of the Company, who will not receive special compensation for such solicitation.

     The outstanding voting securities of the Company consisted of 10,032,327 shares of Common Stock, par value of $.01 per share, on March 24, 1997, which is the record date for determining shareholders entitled to notice of and to vote at the meeting. Each share is entitled to one non-cumulative vote for each Director to be elected and one vote on each separate matter of business properly brought before the meeting.

     The election of Directors will be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting, while approval of other items at the meeting will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on such items at the meeting. Accordingly, in the case of shares that are present or represented at the meeting for quorum purposes, not voting such shares for a particular nominee for Director, including by withholding authority on the proxy, will not operate to prevent the election of such nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item; and a broker "non-vote" on any other item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will have no effect on the vote on such item.

     The votes of all shareholders will be held in confidence from the Company, its Directors, Officers and employees except (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
(ii) in case of a contested proxy solicitation; (iii) in the event that a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspector of election to certify the results of the vote. The Company has retained First Chicago Trust Company of New York, its transfer agent, as an independent inspector of election to receive and tabulate the proxies, to certify the results, and to perform any other acts required by the Delaware General Corporation Law.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock (i) by each Director, each other Executive Officer named in the Summary Compensation Table appearing under the caption "EXECUTIVE COMPENSATION," and all Directors and current Executive Officers as a group, and (ii) for each person, other than Mr. Baxter (who is listed under Directors), known by the Company to beneficially own more than 5% of such outstanding Common Stock. The information set forth below is as of February 28, 1997, unless a different date is indicated in a footnote. Information regarding shareholders other than Directors, Executive Officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by such shareholders.

                                                             NUMBER OF
        DIRECTORS                                      SHARES(1),(2),(3),(4)         PERCENT
        ---------------------------------------------  ---------------------         -------
        Frank E. Baxter..............................          914,907(5)(6)           9.11%
        Richard G. Dooley............................           30,670(7)                 *
        Tracy G. Herrick.............................           22,954                    *
        Raymond L. Killian, Jr.......................          245,475(7)              2.44
        Michael L. Klowden...........................          128,393(7)              1.27
        Frank J. Macchiarola.........................           23,470(7)                 *
        Barry M. Taylor..............................          351,340                 3.50
        Mark A. Wolfson..............................           23,733(7)                 *

        OTHER NAMED EXECUTIVE OFFICERS
        ---------------------------------------------
        Louis V. Bellucci, Sr........................          122,679                 1.22%
        Richard B. Handler...........................          251,528                 2.51
        Jeremiah P. O'Grady..........................           33,145                    *
        Clifford A. Siegel...........................          151,685                 1.51
        All Directors and Current
          Executive Officers as a Group (17
             persons)................................        2,518,702(8)             23.92

        5% SHAREHOLDERS
        ---------------------------------------------
        Jefferies Group, Inc.
          Employee Stock Ownership Plan..............        1,256,536(5)(6)          12.55%
        Tweedy, Browne Company L.P. and Affiliates...          844,872(9)              8.44
        The Guardian Life Insurance Company of
          America and Affiliates.....................          583,954(10)             5.83

---------------

 *  Less than 1%.

 (1) Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares.

 (2) Includes shares subject to options exercisable within sixty days of February 28, 1997, by the following: Mr. Baxter: 30,000 shares; Mr. Dooley:
     18,670 shares; Mr. Herrick: 6,000 shares; Mr. Killian: 30,000 shares; Mr.
     Klowden: 109,332 shares; Mr. Macchiarola: 8,670 shares; Mr. Taylor: 32,000 shares; Mr. Wolfson: 7,160 shares; Mr. Bellucci: 30,000 shares; Mr.
     Handler: -0- shares; Mr. O'Grady: -0-shares; Mr. Siegel: 30,000 shares, and all Directors and current Executive Officers as a Group: 515,296 shares.

 (3)Includes shares allocated to the accounts of the following persons under the Jefferies Group, Inc. Capital Accumulation Plan for Key Employees (the "CAP"): Mr. Baxter: 22,052 shares; Mr. Killian: 16,382 shares; Mr. Klowden:
    4,769 shares; Mr. Taylor: 15,113 shares; Mr. Bellucci: 20,635 shares; Mr.
    Handler: 25,495 shares; Mr. O'Grady: 7,327 shares; Mr. Siegel: 10,279 shares; and all Directors and current Executive Officers as a Group: 143,097 shares. Participants in the CAP have no voting power and are subject to certain restrictions on disposition with respect to such shares.

 (4) Includes shares held by the Jefferies Group, Inc. Employee Stock Ownership Plan (the "ESOP") allocated to the accounts of each of the following persons as of November 30, 1996: Messrs. Baxter, Bellucci, Killian and
     O'Grady: 17,446 shares each; Mr. Klowden: 39 shares; Mr. Taylor: 12,812 shares; Mr. Handler: 5,268 shares; Mr. Siegel: 4,717 shares; and all Directors and current Executive Officers as a Group: 109,818 shares. These individuals have sole voting power and may be deemed to share dispositive power over shares allocated to his ESOP account. (See also Footnote (6) below.)

 (5) The business address of the person listed is 11100 Santa Monica Boulevard, Eleventh Floor, Los Angeles, California 90025.

 (6) The terms of the ESOP provide for the voting rights associated with the shares held by the ESOP to be passed through and exercised exclusively by the participants in the ESOP to the extent that such securities are allocated to a participant's account. As of November 30, 1992, all shares were allocated to the accounts of ESOP participants. Those shares allocated to the accounts of Directors and Executive Officers are discussed in Footnote (4) above. The ESOP and the Trustee of the ESOP (Wells Fargo Bank) may be deemed to have shared dispositive power over the shares held by the ESOP. The Board of Directors of the Company appoints the members of the committee which serves as the Plan Administrator of the ESOP. Messrs. Frank
     E. Baxter, a Director of the Company, Alan D. Browning, an Executive Vice President of the Company, and Melvin W. Locke, Jr., Director of Human Resources of the Company, presently serve on the committee. These individuals each disclaim beneficial ownership of the shares held by the ESOP except that each such individual does not disclaim beneficial ownership of those shares allocated to his ESOP account.

 (7) Messrs. Dooley, Klowden, Macchiarola and Wolfson beneficially own 7,000 shares; 1,000 shares; 4,300 shares and 5,000 shares, respectively (in each case less than 1% of the outstanding class), and Mr. Killian beneficially owns 199,433 shares, including 182,933 shares subject to an option exercisable on or after May 1, 1997 (1.09% of the outstanding class), of the common stock of Investment Technology Group, Inc. ("ITGI"), a subsidiary which is 82% owned by the Company.

 (8) Includes 60,801 shares beneficially owned by Scott P. Mason, the President and Chief Executive Officer of ITGI, who became an Executive Officer of the Company on March 26, 1997.

 (9) Tweedy, Browne Company L.P., a Delaware limited partnership ("TBC"), together with TBK Partners, L.P., a Delaware limited partnership ("TBK"), and Vanderbilt Partners L.P., a Delaware limited partnership ("Vanderbilt"), filed a combined statement on Schedule 13D dated and reporting beneficial ownership at February 6, 1997. TBC reported beneficial ownership of 702,930 shares (7.02% of the outstanding class), with sole voting power over 605,500 shares and shared dispositive power over all 702,930 shares. TBK reported beneficial ownership of 113,020 shares over which it has sole voting and dispositive power. Vanderbilt reported beneficial ownership of 28,922 shares over which it has sole voting and dispositive power. The aggregate number of shares with respect to which TBC, TBK and Vanderbilt could be deemed to be the beneficial owner is 844,872 shares (8.43% of the outstanding class). The three general partners in Vanderbilt (Christopher H. Browne, William H. Browne, and John D. Spears) are the three general partners of TBC and are also three of the four general partners of TBK (Thomas P. Knapp is also a general partner of TBK, but is not a general partner of TBC or Vanderbilt). The general partners in each of TBC, TBK, and Vanderbilt, as the case may be, solely by reason of their positions as such, may be deemed to have shared power to vote and dispose of the shares held by TBC, TBK, and Vanderbilt, respectively. The business address for TBC, TBK, Vanderbilt and each of their general partners is 52 Vanderbilt Avenue, New York, New York 10017.

(10) Guardian Life Insurance Company of America ("Guardian"), together with a wholly owned subsidiary which is a registered investment adviser, two mutual funds sponsored by Guardian, and two employee benefit plans of Guardian, filed a group Schedule 13G dated February 14, 1997, reporting beneficial ownership at December 31, 1996. The members of the group and number of shares beneficially owned by each were: Guardian, 314,954; Guardian Investor Services Corporation, 269,000; Guardian Park Avenue Fund, 100,000; The Guardian Stock Fund, Inc., 169,000; The Guardian Employees' Incentive Savings Plan, 40,000; and The Guardian Life Insurance Company of America Master Pension Trust, 26,086. The group reported sole voting power over 248,868 shares, shared voting power over 335,086 shares, sole dispositive power over 248,868 shares, and shared dispositive power over 335,086 shares. Each member of the group had shared voting and shared dispositive power over its shares, except that Guardian had sole voting and sole dispositive power over 248,868 shares. The business address of Guardian and other members of the group is 201 Park Avenue South, New York, New York 10003.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who beneficially own more than 10% of the Company's outstanding Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Directors, Executive Officers, and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During 1997, a Form 4 required to be filed by Mr. Killian reporting a transaction was filed approximately two weeks late.

                             ELECTION OF DIRECTORS

     Under the Company's By-Laws, the Board of Directors is authorized to determine the number of Directors of the Company, which may not be less than five nor more than twelve Directors. The number of authorized Directors to be elected at the Annual Meeting has been fixed at eight. Such Directors will be elected to serve until the next Annual Meeting and until their successors shall be elected and qualify.

     All of the nominees for election as a Director are present members of the Board of Directors. Messrs. Baxter, Dooley, Herrick, Klowden, Macchiarola, Taylor and Wolfson were elected to their positions by a vote of shareholders at the 1996 Annual Meeting. Mr. Killian was elected to his position by a vote of the Board of Directors on January 29, 1997.

                INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND
                               EXECUTIVE OFFICERS

NOMINEES

     The following information is submitted concerning the nominees for election as Directors:

     FRANK E. BAXTER, 60, a nominee, has been Chairman of the Board since September 26, 1990, Chief Executive Officer since March 17, 1987, and a Director of the Company and of Jefferies & Company, Inc. ("Jefferies") since 1975. Mr. Baxter has previously served as President of the Company and of Jefferies from January 1986 until December 1996, Executive Vice President, National Sales Manager and New York Branch Manager of Jefferies, and Managing Director of the Company's U.K. subsidiary. Mr. Baxter has been a Director of ITGI since March 1994, and was a Director of ITG Inc. ("ITG"), ITGI's wholly owned broker-dealer subsidiary, from January 1994 through January 1997.

     RICHARD G. DOOLEY, 67, a nominee, has been a Director of the Company since November 1993. From 1978 until his retirement in June 1993, Mr. Dooley was Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company ("Mass Mutual"); Mr. Dooley is currently a consultant to Mass Mutual. Mr. Dooley is also a director of Advest Group, Inc. (since 1983), Hartford Steam Boiler Inspection and Insurance Company (since 1984), Kimco Realty Corporation (since 1990), ITGI (since 1996) and various Mass Mutual sponsored investment companies. Mr. Dooley is also a trustee of Saint Anselm College and Chairman of the Board of The New England Education Loan Marketing Corporation. Mr. Dooley is Chairman of the Company's Compensation Committee and a member of the Audit Committee.

     TRACY G. HERRICK, 63, a nominee, has been a Director of the Company since 1983 and of Jefferies since 1981. He is also President of Tracy G. Herrick, Inc., an economic consulting firm, and a Director of

Anderson Capital Management, a registered investment adviser, and of The Committee for Monetary Research and Education.

     RAYMOND L. KILLIAN, JR., 59, a nominee, has been a Director of the Company since January 1997. Mr. Killian has been the Chairman of the Board of ITGI and of ITG since January 1997, has been a member of the Board of ITGI since March 1994, and served as the President and Chief Executive Officer of ITGI from March 1994 until January 1997. Mr. Killian has been on ITG's Board since 1992, directed the activities of ITG from 1987 until January 1997, and was President and Chief Executive Officer of ITG from 1992 until January 1997. Mr. Killian was a Director of the Company from 1985 to 1992, an Executive Vice President of the Company from 1985 to 1995, a Director and an Executive Vice President of Jefferies from 1985 to 1991, and served as National Sales Manager of Jefferies from 1985 to 1990.

     MICHAEL L. KLOWDEN, 52, a nominee, has been a Director of the Company since May 1987 and the President and Chief Operating Officer of the Company and of Jefferies since December 1996. From May 1995 until December 1996, he was Vice Chairman of the Company and of Jefferies. Mr. Klowden has been a Director of Jefferies since May 1995, and has been a trustee of the University of Chicago since 1986. From 1978 until May 1995, Mr. Klowden was a senior partner of Morgan, Lewis & Bockius. Mr. Klowden has been a Director of ITGI since January 1997.

     FRANK J. MACCHIAROLA, 56, a nominee, has been a Director of the Company since August 1991. He is currently the President of St. Francis College. He also serves as special counsel to the law firm of Newman, Tannenbaum, Halpern, Syracuse & Hirschtritt. Previously, he was a Professor of Law and Political Science and the Dean of the Benjamin N. Cardozo School of Law at Yeshiva University in New York City (1991 - 1996), Professor of Business in the Graduate School of Business at Columbia University (1987 - 1991), and President and Chief Executive Officer of the New York City Partnership, Inc. (1983 - 1987). Prior to 1985, he was a faculty member at the City University of New York and Chancellor of the New York City Public School System. Mr. Macchiarola has been a Trustee of the Manville Personal Injury Trust since 1991, and a Director of Schuller Corporation since 1996. Mr. Macchiarola is Chairman of the Company's Audit Committee and a member of the Compensation Committee.

     BARRY M. TAYLOR, 56, a nominee, has been an Executive Vice President and Director of the Company since 1983 and a Director of Jefferies since 1981. Mr. Taylor has been a sales executive of Jefferies since 1974 and was Los Angeles Branch Manager from February 1983 through June 1984.

     MARK A. WOLFSON, 44, a nominee, has been a Director of the Company since July 1991. Mr. Wolfson has been a principal of Arbor Investors, LLC, a private investment company, since 1995, President of MW General, Inc. since 1994, a Vice President of Keystone, Inc., the primary investment vehicle of Robert M. Bass, since 1995, and Vice President since 1996 of each of Group 31, Inc., Schoodic Point, LLC and Strategic Genpar, Inc. He is also a professor at the Graduate School of Business, Stanford University, where he has been a faculty member since 1977, including a term as Associate Dean from 1990 through 1993, and has taught at the University of Chicago and Harvard University. Mr. Wolfson has been a Director of ITGI since June 1994, a Director of Oreck Corp. since 1996, a Director of Regina Home Care Corp. since 1997 and a member of the Board of Advisors of FEP Capital Holdings, L.P., since 1995. Mr. Wolfson is a member of the Company's Audit and Compensation Committees.

OTHER EXECUTIVE OFFICERS

     The Executive Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Other than Messrs. Baxter, Killian, Klowden and Taylor, for whom information is provided above, the following sets forth information as to the Executive Officers:

     LOUIS V. BELLUCCI, SR., 60, has been National Equity Sales Manager of Jefferies since January 1991 and Executive Vice President, New York Regional Sales Manager, and a Director of Jefferies since 1985. Prior to 1985, Mr. Bellucci was Co-Manager of Jefferies' New York branch office.

     JONATHAN R. CUNNINGHAM, 34, has been an Executive Vice President of Jefferies since 1994, a Director of Jefferies since 1993, and Manager of the Convertible Securities Department of Jefferies since January 1997. Mr. Cunningham was a Senior Vice President of Jefferies from 1991 to 1993 and was the Assistant National Sales Manager of the Convertible Securities Department from 1994 through 1996.

     DAVID F. EISNER, 39, has been an Executive Vice President of the Company and Executive Vice President and a Director of Jefferies since August 1992. Mr. Eisner was previously Chairman of Madison Capital Advisors, Inc., a consulting and financial advisor firm (April 1992 to August 1992), Senior Vice President of Providence Capital, Inc., a securities broker-dealer (January 1991 to March
1992), a Vice President of Jefferies (March 1988 to December 1990), a Director of ITGI (March 1994 to January 1997) and a Director of ITG (January 1994 to January 1997).

     JERRY M. GLUCK, 49, has been Secretary and General Counsel of the Company and Jefferies since May 1985 and a Director of Jefferies since November 1984. From March 1994 until September 1995, Mr. Gluck was the Secretary of ITGI.

     RICHARD B. HANDLER, 35, has been an Executive Vice President of Jefferies since April 1990 and a Director of Jefferies since May 1993. Mr. Handler is the Manager of the Taxable Fixed Income Division of Jefferies.

     SCOTT P. MASON, 49, has been the President and Chief Executive Officer of ITGI since January 1997, a Director of ITGI since March 1994 and a Director of ITG since 1992. Mr. Mason was previously the Edmund Cogswell Converse Professor of Finance and Banking and the Chairman of the Finance Area at the Harvard University Graduate School of Business Administration, where he was a professor from 1978 through 1996. Mr. Mason was a consultant to ITGI from 1987 through 1996.

     CLARENCE T. SCHMITZ, 48, has been an Executive Vice President and the Chief Financial Officer of the Company and an Executive Vice President and a Director of Jefferies since February 1995. Prior to 1990, Mr. Schmitz founded and chaired KPMG Peat Marwick's ("KPMG") International Mergers and Acquisitions Group. From 1990 until May 1993, Mr. Schmitz was the Managing Partner of KPMG's Los Angeles Business Unit and a member of KPMG's Board of Directors. From June 1993 until January 1995, Mr. Schmitz was the National Managing Partner for KPMG's Manufacturing, Retailing and Distribution line of business, and was a member of KPMG's Management Committee. Mr. Schmitz has been a Director of RVI Services Co., Inc. since February 1995, a Director of Leslie's Poolmart since November 1996, and a Director of the Los Angeles Area Chamber of Commerce.

     CLIFFORD A. SIEGEL, 40, has been an Executive Vice President of Jefferies since May 1992, a Director of Jefferies since May 1991, and Managing Director of Jefferies International Limited, the Company's wholly owned U.K. subsidiary, since February 1995. From June 1990 until May 1992, Mr. Siegel was a Senior Vice President of Jefferies. Prior to June 1990, Mr. Siegel was President of Cresvale International Inc., a registered securities broker-dealer.

     MAXINE SYRJAMAKI, 52, has been Controller of the Company since May 1987, an Executive Vice President of Jefferies since November 1986 and Chief Financial Officer of Jefferies since September 1984.

               COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors of the Company held nine meetings during 1996. Each incumbent member of the Board of Directors attended, during his term of office, at least 75% of the total number of meetings of the Board of Directors and Committees thereof of which such Director was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an Executive Committee or a Nominating Committee.

     The current Audit Committee members are Frank J. Macchiarola, Chairman, Richard G. Dooley and Mark A. Wolfson. The Audit Committee is responsible for reviewing with the independent auditors of the Company the independent auditors' audit and review programs and procedures, the financial statements and the adequacy of the Company's system of internal accounting controls. The Committee also reviews the professional services provided by the independent auditors and makes recommendations to the Board as to the auditors' engagement or discharge. During 1996, there were three meetings of the Audit Committee.

     The current Compensation Committee members are Richard G. Dooley, Chairman, Frank J. Macchiarola and Mark A. Wolfson. The Compensation Committee develops and implements compensation policies, plans and programs for the Company's Executive Officers. During 1996, there were seven meetings of the Compensation Committee.

                             DIRECTOR COMPENSATION

     Each non-employee Director (Messrs. Dooley, Herrick, Macchiarola, and Wolfson) receives an annual retainer of $20,000, paid quarterly, $1,000 for attendance at each of six regular meetings of the Board, and $2,000 for attendance at each special meeting of the Board. In addition, the Chairmen of the Audit and Compensation Committees are paid an annual fee of $3,000, and Directors receive $750 for each Committee meeting attended.

     Under the Non-Employee Directors' Deferred Compensation Plan, each non-employee Director may elect to receive annual retainer and Chairman's fees in the form of stock options and/or to defer receipt of any Director fees in a deferred cash account or as deferred shares. If a Director elects to be paid fees in the form of options, the number of options granted is that number having an aggregate value, determined under the modified "Black-Scholes" option valuation model, equal to the amount of such fees. Such options have a term of ten years, and an exercise price per share equal to 100% of the fair market value of a share at the date of grant. If fees are deferred in cash, interest is credited at the prime rate. If fees are deferred in the form of deferred shares, the Company credits the Director's deferral account with a number of deferred shares equal to the number of shares having an aggregate fair market value at the date the fees otherwise would be payable equal to the amount of fees deferred. Dividend equivalents are credited on such deferred shares, which amounts are deemed to be reinvested in additional deferred shares. Deferrals are settled at such time as may have been elected by the Director in a deferral election form.

     In addition, under the Non-Employee Directors' Stock Option Plan, each non-employee Director is automatically granted, each year, an option to purchase 2,000 shares of the Company's Common Stock after each annual shareholder's meeting at which he is elected a Director. Such options have a term of five years, and an exercise price per share equal to 100% of the fair market value of a share at the date of grant. A newly elected Director is also automatically granted an option to purchase 5,000 shares under the plan. Options under the plan have an exercise price equal to 100% of the fair market value of a share at the date of grant, become exercisable three months after the date of grant, and expire at the earliest of five years after the date of grant, 12 months after the optionee ceases to serve as a Director due to death, disability or retirement or sixty days after the optionee ceases to serve as a Director for any other reason.

     Directors who are also employees of the Company are not paid Directors' fees and are not granted options for serving as Directors.

     During calendar year 1996, Tracy G. Herrick, a Director of the Company, provided the Company with certain financial and other consulting services. Mr. Herrick was paid $126,000 for his services.

     Each Director may participate in the Company's Charitable Gifts Matching Program pursuant to which the Company will match 50% of charitable contributions made by a Director, up to a maximum dollar amount of $1,500 per person per year.

     The children of Directors may also participate (along with the children of all employees of the Company) in the Stephen A. Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. The grants are made by an independent scholarship committee, none of whose members are affiliated with the Company.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were, during 1996, the Chief Executive Officer and the other four most highly compensated Executive Officers of the Company specified by SEC rules (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                         -----------------------------------------
                                                                                   AWARDS
                                     ANNUAL COMPENSATION(1)              --------------------------
                           -------------------------------------------                                  PAYOUTS
                                                              (E)            (F)           (G)        ------------
                                                             OTHER       RESTRICTED     SECURITIES                       (I)
           (A)                      (C)        (D)           ANNUAL         STOCK       UNDERLYING        (H)         ALL OTHER
   NAME AND PRINCIPAL      (B)     SALARY     BONUS       COMPENSATION    AWARDS(4)    OPTIONS/SARS   LTIP PAYOUTS   COMPENSATION
        POSITION           YEAR     ($)        ($)           ($)(2)          ($)           (#)            ($)           ($)(6)
-------------------------  ----   --------  ---------     ------------   -----------   ------------   ------------   ------------
Frank E. Baxter            1996    400,000    601,240(3)     12,289        150,000                      1,465,857(5)    77,504
Chairman and Chief         1995    400,000    403,380        14,043                                     1,200,926       51,985
Executive Officer          1994    400,000    282,987        13,883                                     1,119,972       26,156

Richard B. Handler         1996    500,000  7,897,172        14,005                                                     84,561
Executive Vice President   1995    500,000  5,644,482        14,078                                                     55,347
and Manager of the         1994    479,167  2,869,471           268        616,679                                      29,140
Taxable Fixed Income
Division of Jefferies &
Company, Inc. ("Jefferies")


Louis V. Bellucci, Sr.     1996    300,000  2,172,000        12,431                                                     70,289
Executive Vice President   1995    300,000  1,612,000        14,017                                                     46,870
and National Equity Sales  1994    300,000  1,641,333        13,889                                                     18,972
Manager of Jefferies

Jeremiah P. O'Grady        1996        n/a  1,780,250           345                                                     50,239
Executive Vice President   1995        n/a  1,338,000        13,002                                                     35,005
                           1994        n/a    900,000         5,764                                                     17,482

Clifford A. Siegel         1996        n/a  1,247,000        10,164(6)                         (7)                      52,420(7)
Executive Vice President   1995        n/a  1,295,000        10,456                                                     28,537
of Jefferies and Chief     1994        n/a    999,000         5,101                                                     17,773
Executive and Managing
Director of Jefferies
International Limited,
the Company's wholly
owned subsidiary

---------------

(1) The amounts shown include cash and non-cash compensation earned by the Named Executive Officers as well as amounts earned but deferred at the election of those Named Executive Officers.

(2)Each Named Executive Officer participating in the Jefferies Group, Inc. Capital Accumulation Plan for Key Employees (the "CAP") was credited with units representing shares of the Company's Common Stock ("CSUs") at a price equal to eighty-five percent (85%) of the Company's average cost per share of the shares available for distribution in the CAP. The Company's average cost per share is based upon the average cost of shares repurchased specifically for purposes of the CAP and held as treasury shares pending distribution upon settlement of CSUs. During each calendar quarter, each CAP participant defers receipt of compensation, part of which is credited to a cash account. At the end of the quarter, the cash account is debited by an amount equal to the number of CSUs multiplied by 85% of the average cost per share. During 1996, the amount of the 15% discount on the CSUs with respect to each Named Executive Officer was as follows: Mr. Baxter: $12,289; Mr. Bellucci: $12,431; Mr. Handler: $14,005; Mr. O'Grady: $345; and Mr. Siegel: $5,252. In addition, Mr. Siegel received a discount in the amount of $4,912 on certain options which were granted to him under the Company's United Kingdom Capital Accumulation Plan for Key Employees (the "U.K. CAP"). (See footnote (7), below.)

(3) The amount shown is that portion of the incentive compensation which Mr. Baxter was actually paid with respect to 1996. In addition to the amount actually paid, Mr. Baxter may, as a result of a mandatory deferral feature of his incentive compensation plan, receive additional amounts of incentive compensation which would be payable in 1997 and 1998 (with respect to the incentive compensation deferred in 1996). (See "Long-Term Incentive Plan Awards Table.")

(4) A total of 4,580 shares of restricted stock were granted to Mr. Baxter in 1996, which shares will vest on the second anniversary of the date of grant. At December 31, 1996, the fair market value of such shares (determined without regard to the restrictions) was $184,918. A total of 33,334 shares of restricted stock were granted to Mr. Handler in 1994, which shares vested on March 31, 1995.

(5) The amount shown as an "LTIP Payout" is a payment of incentive compensation which was mandatorily deferred in 1994 and 1995 in the form of phantom shares and includes a payment of $8,400 in dividend equivalents attributed to such phantom shares.

(6) The total amounts for 1996 shown in the "All Other Compensation" column include the following:

     (a) The Company's matching contributions under the Company's Section 401(k) plan. During the plan year ended November 30, 1996, each Named Executive Officer received $7,885 as the Company's matching contributions.

     (b) Forfeitures under the Company's Employee Stock Ownership Plan ("ESOP"). During the plan year ended November 30, 1996, each Named Executive Officer's account was credited with 11.84 shares at an original cost of $5.25 per share, for a total of $62, as a result of such forfeitures.

     (c) The Company's matching contributions to the Company's Employee Stock Purchase Plan ("ESPP"). During the year ended December 31, 1996, Mr. Baxter received a total matching contribution of $3,600.

     (d) Contributions of $6,119 and forfeiture allocations of $745 for each of the Named Executive Officers under the Company's Profit Sharing Plan.

     (e) Dividend equivalents and interest payments to the cash accounts of the Named Executive Officers under the CAP, paid at a rate equal to the average percentage rate Jefferies paid on its margin accounts carrying credit balances, as follows: Mr. Baxter: $3,888; Mr. Bellucci: $3,821; Mr. Handler: $4,987; Mr. O'Grady: $2,341; and Mr. Siegel: $1,879.

     (f) An amount of "deemed interest" credited to each participant's CAP and U.K. CAP account for 1996. The CAP and U.K. CAP participants defer a portion of their cash compensation to Profit-Based Deferred Compensation Accounts. The amount of "deemed interest" is determined by multiplying (i) the daily weighted average amount in the CAP and U.K. CAP participant's Profit-Based Deferred Compensation Account by (ii) an interest rate equal to 100% , in the case of the CAP, or 85%, in the case of the U.K. CAP, of the fully-diluted earnings per share (if any) of Common Stock for that fiscal year divided by the fair market value of a share at the end of the preceding year. In 1996, the Named Executive Officers received the following amounts of such "deemed interest": Mr. Baxter: $55,205; Mr. Bellucci: $51,657; Mr. Handler:
         $64,763; Mr. O'Grady: $33,087; and Mr. Siegel: $35,730.

(7) Mr. Siegel is a participant in the U.K. CAP, a deferred compensation plan intended to provide benefits similar to the CAP to employees receiving compensation in the United Kingdom. Under the U.K. CAP, participants receive options to purchase the Company's Common Stock with an exercise price equal to 17% of the average cost per share of shares repurchased specifically for purposes of the U.K. CAP. During each calendar quarter, a U.K. CAP participant defers receipt of compensation, part of which is credited to a cash account. At the end of the quarter, the participant's cash deferral account is debited by an amount equal to (a) the number of shares over which options are granted, multiplied by (b) 85% of the average cost per share less the exercise price of the option. The debit to the cash account and the exercise price of the option together effectively result in a 15% discount to the participant. Consistent with the disclosure of the comparable discount under the CAP, the aggregate amount of this discount is included in column (e), and the options granted are not reflected in column (f). In 1996, Mr. Siegel was granted options to purchase an aggregate of 1,176 shares under the U.K. CAP, representing a discount of $4,912.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                                               POTENTIAL REALIZABLE
---------------------------------------------------------------------------------------------------        VALUE AT ASSUMED
                                                 (C)                                                  ANNUAL RATES OF STOCK PRICE
                              (B)             % OF TOTAL                                                APPRECIATION FOR OPTION
                           NUMBER OF         OPTIONS/SARS       (D)           (E)                                TERM
                     SECURITIES UNDERLYING    GRANTED TO     EXERCISE     MARKET PRICE      (F)       ---------------------------
        (A)              OPTIONS/SARS        EMPLOYEES IN     OR BASE      ON DATE OF    EXPIRATION               (G)       (H)
        NAME               GRANT(#)          FISCAL YEAR    PRICE($/SH)     GRANT($)        DATE        0%       5%($)    10%($)
-------------------- ---------------------   ------------   -----------   ------------   ----------   -------   -------   -------
Frank E. Baxter                   0                 0%
Richard B. Handler                0                 0
Louis V. Bellucci,
  Sr.                             0                 0
Jeremiah P. O'Grady               0                 0
Clifford A. Siegel              792(1)           0.28          $3.92         $33.69        4/15/00    $23,578   $29,328   $35,961
                                128(1)           0.05           5.58          31.00        4/15/00      3,524     4,050     4,959
                                150(1)           0.05           5.07          35.25        4/15/00      2,746     3,344     4,017
                                106(1)           0.04           6.11          40.38        4/15/00      3,632     4,368     5,186

---------------

(1)Represents options to purchase shares of Common Stock acquired under the U.K. CAP. The operation of the U.K. CAP is briefly described in Footnote (7) to the Summary Compensation Table. Each stock option has an exercise price equal to 17% of the average cost per share of shares repurchased for purposes of granting options under the U.K. CAP. Each option was acquired at Mr. Siegel's election in lieu of an amount of compensation deferred equal to four times the exercise price. Generally, the options will become exercisable on February 15, 2000, and expire on April 15, 2000, subject to accelerated exercisability and expiration upon certain terminations of employment or in certain other circumstances as determined by the Compensation Committee. The exercise price of the options may be paid in cash, by surrender of previously acquired shares, by application of other cash balances, or in any other manner permitted by the Compensation Committee.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                        (D)                        (E)
                                                 (B)                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                               SHARES            (C)         OPTIONS/SARS AT FY-END(#)         IN-THE-MONEY
                    (A)                      ACQUIRED ON        VALUE             EXERCISABLE(E)/            OPTIONS/SARS AT
                   NAME                      EXERCISE(#)     REALIZED($)         UNEXERCISABLE(U)              FY-END($)(1)
-------------------------------------------  -----------     -----------     -------------------------     --------------------
Frank E. Baxter                                        0              0                     0                           0
Richard B. Handler                                     0              0                     0                           0
Louis V. Bellucci, Sr.                                 0              0                30,000(E)                 $956,250
Jeremiah P. O'Grady                               30,000      $ 724,695                     0                           0
Clifford A. Siegel                                     0              0                30,000(E)                  956,250
                                                                                        3,232(U)                  118,371

---------------

(1) At December 31, 1996, the closing price of the Company's Common Stock was $40.375, which was the price used to determine the year-end value tables in Column (e).

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                                            NON-STOCK PRICE BASED PLANS
                                            (B)                                    ----------------------------------------------
                                         NUMBER OF                (C)
                                          SHARES,         PERFORMANCE OR OTHER         (D)              (E)              (F)
                 (A)                   UNITS OR OTHER         PERIOD UNTIL          THRESHOLD          TARGET          MAXIMUM
                NAME                     RIGHTS(#)        MATURATION OR PAYOUT     (# OF UNITS)     (# OF UNITS)     (# OF UNITS)
-------------------------------------  --------------     --------------------     ------------     ------------     ------------
Frank E. Baxter                            14,891(1)            12/31/97(1)           14,891(2)        14,891(2)        14,891(2)
                                           14,892(1)            12/31/98(1)           14,892(2)        14,892(2)        14,892(2)
Richard B. Handler                              0                     --                  --               --               --
Louis V. Bellucci, Sr.                          0                     --                  --               --               --
Jeremiah P. O'Grady                             0                     --                  --               --               --
Clifford A. Siegel                              0                     --                  --               --               --

---------------

(1) In addition to the salary and bonus which were actually paid to Mr. Baxter with respect to 1996 as reflected in the Summary Compensation Table, Mr. Baxter will receive an additional amount of incentive compensation payable in two installments at the end of 1997 and 1998 (the "deferred incentive compensation") pursuant to the terms of the Incentive Compensation Plan for Frank E. Baxter, a copy of which is attached hereto as Appendix A. The deferred incentive compensation will be calculated by dividing that portion of the 1996 incentive compensation which has been deferred ($1,202,480) by the closing price of the Company's Common Stock on December 31, 1996 ($40.375), and designating the result (29,783) as "phantom shares" of the Company's Common Stock. The number of phantom shares, one-half of which is payable in each of 1997 and 1998, will be reduced prior to payment if profits in either of those years are below the target profits set for such year, in accordance with a formula set forth in the Incentive Compensation Plan. The amount of the deferred payment which is actually made to Mr. Baxter will be determined at the time it is to be paid generally by multiplying (a) the number of phantom shares by (b) the sum of (1) the closing price of the Company's Common Stock on the first trading day coincident with or following the close of the Company's fiscal year and (2) the amount of dividends, if any, declared on shares of the Company's Common Stock during the years of deferral.

(2) Because the amount payable to Mr. Baxter is dependent upon the closing price of the Company's Common Stock on the first trading day coincident with or following the close of the Company's 1997 and 1998 fiscal years, it is not possible to determine the threshold, target or maximum payouts for purposes of this table. The maximum number of phantom shares will not vary upward as a result of performance.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, the members of which are Messrs. Dooley, Macchiarola and Wolfson, has furnished the following report on executive compensation:

To: The Board of Directors and Shareholders of Jefferies Group, Inc.

     Under the supervision of the three members of the Compensation Committee (the "Committee"), each of whom is a non-employee Director, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and thus shareholder value. The Committee has established compensation policies, plans and programs for the Company's Executive Officers which are designed to provide competitive levels of compensation, reward productivity and profitability, and encourage long-term service to the Company.

     The Committee also administers the Company's stock-based incentive plan, the 1993 Stock Ownership and Long-Term Incentive Plan (the "1993 Plan"). The Committee believes that stock ownership by Executive Officers and stock-based performance compensation arrangements can be beneficial in aligning the interests of Executive Officers with the interests of shareholders, and therefore the Committee has used stock option grants and other stock-related awards and arrangements as a means to provide incentive compensation.

     In implementing compensation policies, plans, and programs for 1996, the Committee considered the effects of the adoption of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to Executive Officers to the greatest extent possible without substantially impairing the operation and effectiveness of the Company's compensation policies, plans, and programs. To this end, the Committee established and the Board of Directors adopted the Jefferies Group, Inc. Pay-For-Performance Incentive Plan in order that compensation thereunder will qualify as "performance-based compensation," which plan was approved by the shareholders at the 1994 Annual Meeting. The Committee also intends to grant options under the 1993 Plan with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant (except for options granted under the U.K. CAP which are designed to duplicate benefits under the CAP while conforming to certain United Kingdom tax and other laws), and the Committee has been advised that such options should qualify as "performance-based compensation." The Commission believes that no compensation otherwise deductible for 1996 was subject to the Section 162(m) deductibility limit.

COMPENSATION PAID TO EXECUTIVE OFFICERS IN 1996 (OTHER THAN THE CHIEF EXECUTIVE OFFICER)

     Compensation paid to those Executive Officers having responsibility for revenue-producing departments or divisions of the Company's subsidiaries, including the Named Executive Officers of the Company reflected in the foregoing Tables, consisted of a base salary and/or draw and an annual bonus which was determined primarily by reference to departmental or divisional profitability, and, in some cases, revenues. The amount of base salary or draw is intended by the Committee to provide a level of income that is predictable, so that such Executive Officers will be able to meet living expenses and financial commitments. Certain Executive Officers receive draws which are forfeitable. Although the Committee considers competitive practices in this regard, its determination of the level of base salary or draw generally is a subjective one. The Committee sought to formalize its policies with respect to linking annual bonuses for such Executive Officers to departmental and divisional operating results by establishment of the Pay-For-Performance Incentive Plan in 1994. In accordance with that Plan, the Committee determined formulas for payment of an annual bonus to each such Executive Officer in early 1996 with a view to providing overall compensation which would provide him with a competitive compensation package and align the interests of the Executive Officers with those of the Company's shareholders. The Committee also received significant input from the Chief Executive Officer in determining the formulas for such Executive Officers' compensation. The Committee assessed the contribution such department or division could make to the Company's overall financial performance and sought to provide a substantial incentive to the Executive Officer to maximize such contribution. In determining amounts of bonus potentially payable under the Pay-For-Performance Incentive Plan, although the Committee considered competitive practices, its determinations for individuals were generally subjective.

     Compensation paid to the remaining Executive Officers who perform predominately administrative functions were paid in the form of a base salary and an annual bonus, the amount of which was based upon the same considerations as those for the Named Executive Officers, except that the Committee also considered, in determining the amount of annual bonus payable, both Company profitability and individual initiative and performance.

     Finally, the Company's Capital Accumulation Plan for Key Employees (the "CAP"), which was adopted by the Board of Directors and approved by shareholders during 1993, is designed to allow Executive Officers to defer receipt of (and thus defer taxation on) a substantial portion of their income. Under the CAP, part of such deferred amounts are deemed invested in Common Stock of the Company at a 15% discount from the average cost of shares repurchased by the Company for purposes of the CAP, and part of such deferred amounts are deemed invested in a hypothetical instrument that pays interest based on the rate represented by the fully diluted earnings per share (if any) of Common Stock for a given year divided by the fair market value of a share at the end of the Company's preceding fiscal year. However, if the Company's earnings per share are negative, the CAP participant will not receive interest, but will instead be charged by an amount equal to the fully diluted loss per share for the given year divided by the fair market value of a share at the end of the preceding fiscal year. In the Committee's view, the CAP's method of valuing deferred compensation adds an additional incentive for participants therein to maximize the value of the Company's Common Stock and the Company's profitability. (The United Kingdom Capital Accumulation Plan for Key Employees has been established to provide benefits similar to the CAP to Executive Officers who receive compensation in the United Kingdom.)

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER IN 1996

     As members of the Compensation Committee, it is our responsibility to evaluate the performance and establish the compensation level of the Company's CEO, Mr. Frank E. Baxter.

     During calendar year 1996, the Committee retained the services of KPMG Peat Marwick LLP to assist it in connection with the compensation of the Chief Executive Officer of the Company.

     Mr. Baxter's compensation package for 1996 was intended to motivate and reward Mr. Baxter for achieving profit levels that were in the best interests of the Company's shareholders and to encourage him to remain with the Company to continue to serve those interests. In setting Mr. Baxter's compensation for 1996, the Committee intended that Mr. Baxter's compensation would be competitive with other companies of comparable size in the securities industry, but that a large percentage of his target compensation would be based upon objective performance criteria, specifically, the profitability of the Company.

     For the year 1996, Mr. Baxter's compensation consisted of a base salary of $400,000 (which was approximately 27% of Mr. Baxter's total target compensation for 1996), and an incentive award determined pursuant to an Incentive Compensation Plan (the "ICP," a copy of which is set forth in Appendix A to this Proxy Statement); the ICP is implemented under and subject to the terms of the Pay-for-Performance Incentive Plan and sets forth the general terms of Mr. Baxter's annual incentive award. Mr. Baxter's base salary was set at a level deemed most appropriate by the Committee when taking into consideration the Committee's desire to provide Mr. Baxter some certainty in the level of his compensation through this non-performance based element of compensation. In making this subjective determination, the Committee recognized that by providing a non-performance based element to the CEO's compensation, some trade-off exists between a desire to avoid exposing the CEO to excessive amounts of risk and the desire to align the interests of the CEO as closely as possible with those of the shareholders.

     During the first quarter of 1996, the Committee also established the terms of Mr. Baxter's incentive award under the ICP. The ICP authorizes the Committee to set a rate, stated as a percentage of after-tax profits, at which Mr. Baxter's target compensation would be (a) increased, if the Company's net profits exceeded the target profit level or (b) reduced (but not below the amount of his base salary) if the Company's net profits did not equal or exceed the target profit level. For 1996, the Committee determined that Mr. Baxter's compensation would be increased above the target compensation level at the rate of 5% of annual after-tax profits in excess of the targeted profit level, and reduced from the target compensation level at the rate of 3 2/3% of the amount by which profits fell short of the targeted profit level.

     The Committee determined that Mr. Baxter's 1996 target base salary and bonus should be $1,500,000. In setting this target, the Committee considered 1995 compensation for chief executive officers at investment management and securities industry companies, as well as subjective factors, including the fact that

Mr. Baxter's leadership had enabled the Company to greatly improve its financial performance and enhance shareholder value in preceding years.

     The 1996 target level for Company profits was set at $30,000,000. This was arrived at by multiplying a target after-tax rate of return on investment for shareholders of 15% by the aggregate adjusted book value of the Company's Common Stock as of January 1, 1996 (as adjusted by the Committee to reflect possible dilution resulting from the exercise of stock options), which aggregate adjusted book value was estimated to be approximately $200 million.

     The Company exceeded the target level of after-tax profits set by the Committee for 1996. Therefore, no downward adjustments were made with respect to the actual compensation payable to Mr. Baxter for 1996 performance under the ICP (two-thirds of which is deferred under the ICP).

     Mr. Baxter has not yet been paid the entire amount of his 1996 incentive award. In addition to Mr. Baxter's base salary of $400,000, Mr. Baxter was paid one-third of his incentive compensation for 1996, which was determined in accordance with the factors discussed above. Half of the remaining two-thirds of Mr. Baxter's incentive compensation for 1996 is potentially payable at the end of each of fiscal years 1997 and 1998. The amounts of such deferred compensation are deemed to be invested in "phantom shares" of the Company's Common Stock at the closing price of such stock on the last day of 1996, with amounts equal to dividends thereafter credited to Mr. Baxter as well. In the event that the Company does not meet the target levels of profits set by the Committee for 1997 and 1998, the number of such phantom shares will be reduced in accordance with a formula set forth in the ICP.

     In March 1996, the Committee determined to grant to Mr. Baxter 4,580 shares of Restricted Stock under the Company's 1993 Plan. The restricted stock will vest on the second anniversary of the date of grant. The Committee sought to provide an additional element of long-term compensation based on the Committee's review of general trends regarding compensation of executives in the financial services industry and its subjective judgment that Mr. Baxter's targeted total compensation for 1996, and the portion composed of long-term incentives tied to the value of the Company's stock, was low in relation to the practices of high-performing companies in the industry.

     Mr. Baxter also participates in the CAP, the terms of which are described above. Amounts deferred by Mr. Baxter during and with respect to 1996 under the CAP include both salary and incentive compensation.

     The foregoing report has been furnished by:

                          Richard G. Dooley, Chairman
                              Frank J. Macchiarola
                                Mark A. Wolfson

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     From January through April 1996, the members of the Compensation Committee of the Board of Directors were Messrs. Dooley, Herrick, Macchiarola, and Wolfson. In April 1996, because Mr. Herrick is a consultant to the Company, in order for the Company to comply with various IRS and New York Stock Exchange regulations, Mr. Herrick resigned from the Compensation Committee. Mr. Herrick provides financial and other consulting services to the Company, for which he was paid $126,000 in 1996. From May 1996 through December 1996, the members of the Compensation Committee were Messrs. Dooley, Macchiarola and Wolfson.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 and Lipper Analytical Brokerage Composite Indices for the period of five fiscal years, commencing January 1, 1992 (based on prices at December 31, 1991), and ending December 31, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                JEFFERIES GROUP, INC.'S COMMON, RUSSELL 2000 AND
                 LIPPER ANALYTICAL BROKERAGE COMPOSITE INDICES

        MEASUREMENT PERIOD           JEFFERIES GROUP,      RUSSELL 2000      LIPPER COMPOSITE
      (FISCAL YEAR COVERED)                INC.                INDEX               INDEX
1991                                               100                 100                 100
1992                                               175                 118                 105
1993                                               288                 141                 140
1994                                               264                 138                 118
1995                                               419                 178                 161
1996                                               716                 207                 242

---------------

* Normalized so that the value of Jefferies Group, Inc.'s Common Stock and each index was $100 on December 31, 1991, and assuming all dividends were reinvested.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. Baxter does not have an employment contract with the Company. However, his Incentive Compensation Plan (a copy of which is attached as Appendix A) provides that if Mr. Baxter's employment is terminated for cause, he will forfeit any deferred amounts not yet payable as of the date of termination. In the event of Mr. Baxter's approved retirement, termination for other than cause, death or permanent disability, any deferred amounts not yet payable as of the date of such event shall be paid on their regularly scheduled payment date, or earlier at the discretion of the Compensation Committee.

                                  PENSION PLAN

     All employees of the Company employed prior to April 1, 1997, who are citizens or residents of the United States, who are 21 years of age, and who have completed one year of service with the Company are covered by the Jefferies Group, Inc. Employees' Pension Plan (the "Pension Plan"), a defined benefit plan, which was originally adopted in 1964 and amended in January 1987. The Pension Plan is funded through contributions by the Company and earnings on existing assets in conformance with annual actuarial evaluations. The Pension Plan provides for annual benefits following normal retirement at age 65 equal to 1% of the employee's covered remuneration from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered remuneration for 1985 and 1986, reduced proportionately for service of less than fifteen years (as of December 31, 1986). Benefits payable under the Pension Plan are not subject to deduction for Social Security benefits or other offsets.

     Covered remuneration for purposes of the Pension Plan includes the employee's total annual compensation (salaries, bonuses and commissions) not to exceed $100,000 for 1985 and 1986, and $200,000 for 1987. From 1988 through
1993, this latter dollar limitation was adjusted automatically for each plan year to the amount prescribed by the Secretary of the Treasury, or his delegate, for such plan year. From 1994 until 1996, the maximum covered remuneration was $150,000. The maximum covered remuneration for 1997 is $160,000. An employee who retires upon normal retirement at age 65 with at least four years of service will receive a full vested benefit. An employee who retires at or after age 55 with at least four years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age 65. Employees who terminate employment with the Company for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service, and 34% for the fourth year of service. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987, will be composed of two items:
(1) a benefit for service up to December 31, 1986, in accordance with the original Pension Plan formula recognizing pay as the average of 1985 and 1986 remuneration up to $100,000, and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered remuneration through the date of termination. Total years of credited service apply to both the original and amended Pension Plans for purposes of determining vesting and eligibilities.

     As of December 31, 1996, the estimated annual benefits payable upon retirement at normal retirement age for each of the Named Executive Officers of the Company are: Mr. Baxter: $52,494; Mr. Bellucci: $40,412; Mr. Handler:
$61,461; Mr. O'Grady: $37,258; and Mr. Siegel: $54,708.

                          CERTAIN RELATED TRANSACTIONS

     Jefferies has extended credit to certain of its Directors, Officers, employees and shareholders in connection with their purchase of securities on margin. Receivables from its Officers and Directors were $3,947,962 at December 31, 1996. Such extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     For information concerning Certain Related Transactions with respect to Mr. Herrick, a Director of the Company, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

     During 1996, in the ordinary course of business, Jefferies executed securities transactions on behalf of Tweedy, Browne Company L.P., a shareholder of the Company beneficially owning in excess of 5% of the Company's Common Stock, and received commissions of approximately $217,070.

     During 1996, in the ordinary course of business, the Company's subsidiaries executed securities transactions on behalf of Guardian Life Insurance Company of America and its affiliates, shareholders of the Company beneficially owning in excess of 5% of the Company's Common Stock, and received commissions of approximately $833,205.

     The Company believes the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated parties. The Board of Directors has adopted a policy which provides that the Company will not enter into any transactions with its Directors, Officers, or affiliates (not including companies consolidated with it for financial reporting purposes), other than those related to employee compensation or expense reimbursement and other than those having terms no less favorable to the

Company than could have been obtained from unaffiliated parties, unless approved by the Company's disinterested and independent Directors.

                PROPOSAL TO APPROVE THE 1993 STOCK OWNERSHIP AND
               LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

     On January 29, 1997, the Board of Directors of the Company amended the Company's 1993 Stock Ownership and Long-Term Incentive Plan (the "1993 Plan"), subject to approval of the Company's shareholders at the Annual Meeting. The amendments generally respond to changes in laws and regulations that have become effective since the original approval of the 1993 Plan at the Company's 1993 Annual Meeting of Shareholders. In addition, the amendments extend the expiration date of the 1993 Plan by four years, from 2003 until 2007.

     The Board of Directors believes that stock options and other stock-based incentive awards granted under the 1993 Plan and predecessor plans have provided an important means by which the Company has attracted, retained, and rewarded officers and other key employees. The Compensation Committee has made such awards a significant component of executive compensation in order to provide officers and key employees with a proprietary interest in the growth and performance of the Company and to serve as an incentive to long-term and outstanding service to the Company.

     Although the 1993 Plan has served these purposes since its adoption and original approval by shareholders, changes under the federal income tax laws have impelled the Board of Directors to amend the 1993 Plan and seek the approval of the Company's shareholders of the 1993 Plan, as amended and restated. Specifically, final regulations under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") were adopted by the Internal Revenue Service in December 1995. As discussed above under the caption "Report of the Compensation Committee on Executive Compensation," Section 162(m) and the regulations thereunder limit the Company's tax deductions for compensation to the Chief Executive Officer and the four other most highly compensated named executives serving on the last day of the fiscal year ("named executives") to the extent the individual's compensation exceeds $1,000,000. In accordance with the final regulations under Section 162(m), shareholder approval of the 1993 Plan is being sought in order that certain awards granted under the 1993 Plan after the 1997 Annual Meeting of Shareholders will qualify as "performance-based compensation" that is tax deductible by the Company without limitation under
Section 162(m)'s $1,000,000 deductibility cap. In addition, shareholder approval of the four-year extension of the 1993 Plan is being sought to comply with requirements of the New York Stock Exchange, to qualify certain stock options that may be granted during the extension as incentive stock options ("ISOs") under Code Section 422, and to meet certain other legal requirements. Other changes included in the amendments conform the 1993 Plan to the modified version of Rule 16b-3 adopted by the Securities and Exchange Commission during 1996.

     For purposes of Code Section 162(m), shareholder approval of the 1993 Plan, as amended and restated, relates particularly to eligibility, per-person award limitations, the performance objectives inherent in stock options and stock appreciation rights ("SARs"), and the business criteria incorporated in performance objectives under certain designated performance awards. See "Plan Term and Eligibility," "Shares Subject to the 1993 Plan and Per-Person Limitations," "Options and SARs," and "Performance Awards" below. In the event that shareholders fail to approve these material terms of the performance goals relating to 1993 Plan awards to be granted after May 6, 1997, such awards will not be granted to the extent necessary to meet the requirements of Treasury Regulation 1.162-27(e)(4).

SUMMARY OF TERMS OF 1993 PLAN

     The following summary describes the material terms of the 1993 Plan as amended and restated (noting parenthetically the specific changes made by the amendments). This summary is qualified in its entirety by reference to the full text of the 1993 Plan, attached hereto as Appendix B.

     Administration. The 1993 Plan generally is administered by the Compensation Committee. The Board may, however, itself perform the functions of the committee or may appoint a different committee to administer the 1993 Plan. If any member of the Compensation Committee or other committee administering the 1993 Plan (the "Committee") does not qualify as a "Non-Employee Director" under Rule 16b-3 or an "outside director" under Code
Section 162(m), the Committee may function through a subcommittee composed solely of two or more qualifying members, or the non-qualifying member of the Committee may abstain or recuse himself from actions that would be affected by his or her non-qualifying status. (The provisions described in this paragraph, other than the first sentence, were added by the amendments.)

     Subject to the terms and conditions of the 1993 Plan, the Committee has discretionary authority to determine the employees to whom, and the times at which, awards may be granted, the number of shares to be subject to each award and the terms, conditions, and limitations of each award. This includes authority to determine the times at which options or SARs will be exercisable, the times restricted stock or other awards will vest and become nonforfeitable, the performance conditions, if any, that will attach to any award, and whether settlement of any awards will be subject to mandatory or optional deferral. The Committee is also authorized to specify any other condition of an award that is not inconsistent with 1993 Plan terms, prescribe forms of award agreements, specify rules and regulations relating to the 1993 Plan, and make all other interpretations and determinations and take all other actions which may be necessary or advisable for the administration of the 1993 Plan. The Committee's determinations and interpretations under the Plan are binding on all interested parties.

     Plan Term and Eligibility. The 1993 Plan authorizes the granting of awards until April 30, 2007 (extended by the amendments from April 30, 2003) to selected officers and other key employees of the Company and its subsidiaries and affiliates. Approximately 200 employees would be eligible for awards under the 1993 Plan; awards which are currently outstanding have been granted to a total of 80 participants under the 1993 Plan.

     Shares Subject to the 1993 Plan and Per-Person Limitations. Under the 1993 Plan, the maximum number of shares of Common Stock with respect to which awards may be granted in any calendar year is 20% of the issued and outstanding shares as of the first day of the calendar year, except that this maximum number is reduced by the number of shares reserved for issuance with respect to, or underlying, any award that is then outstanding under the 1993 Plan or any predecessor option plan as of such date. Based on the number of shares reserved for issuance under awards at January 1, 1997, the maximum number of shares available for grants under the 1993 Plan during 1997 would be 1,328,510. As a further limitation, the total number of shares which may be subject to a grant of ISOs under the 1993 Plan is 500,000, subject to adjustment as described below. On March 24, 1997, the last reported sale price of Common Stock in New York Stock Exchange Composite Transactions was $42.375 per share.

     In addition, the 1993 Plan imposes annual "per-person" limitations on the amount of awards, to comply with Code Section 162(m) (these limitations were added by the amendments). Under these limitations, no single employee may be granted during any fiscal year options and SARs to purchase more than 200,000 shares or performance awards designated as qualifying awards under Section 162(m) relating to more than 100,000 shares, subject in each case to adjustment, as described below. With respect to performance awards so designated but not valued by reference to shares at the date of grant, the maximum amount payable to a participant in settlement of such an award in any fiscal year shall be the greater of the fair market value of the number of shares to which the performance awards may relate (as specified in the preceding sentence) at the date of grant or at the date of settlement of the award; the number of a participant's performance awards not relating to shares that may be granted or settled in a given year is not affected by separate grants to the participant of performance awards relating to shares in that year, and vice versa.

     In the event of a merger, consolidation, reorganization, recapitalization, stock split or stock dividend, and certain other extraordinary events affecting the Common Stock, the Committee is authorized to appropriately adjust the number and kind of shares subject to outstanding options, rights, and other awards and the exercise price and other terms and conditions of such awards, make appropriate provision for supplemental payments of cash, other awards, or other property, and appropriately adjust the maximum number and kind of shares which may be granted under the 1993 Plan generally, which may be granted in respect of ISOs (as clarified by the amendments), and which are specified as the annual per-person limitations (as added by the amendments).

     Options and SARS. The Committee is authorized to grant options to purchase shares at a fixed price, including both ISOs which can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the base price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee; the exercise price of an ISO must be at least equal to 100% of the fair market value of a share at the date of grant (or higher in certain cases specified by the Code), but this limitation does not apply to a non-qualified stock option. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally is fixed by the Committee, except the options may not be exercisable more than ten years after the date of grant. Options may be exercised by payment of the exercise price in cash or shares, as the Committee may determine from time to time, and the Company may assist the participant in financing or obtaining financing for an option exercise, tax withholding, or other 1993 Plan transactions. Methods of exercise and settlement and other terms of SARs are determined by the Committee.

     Restricted Stock. The Committee is authorized to grant restricted stock, which is a grant of shares which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of the specified restricted period established by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee.

     Other Awards. The Committee is authorized to grant awards of unrestricted shares, as a bonus free of restrictions, or to grant such shares or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The Committee is also authorized to grant dividend equivalents conferring on participants the right to receive amounts equal to dividends on a specified number of shares, payable currently or on a deferred basis in cash or deemed reinvested in shares, other awards, or other investment vehicles specified by the Committee. The Committee is also authorized to grant other stock-based awards, the value of which is based in whole or in part on the value of shares, the terms of which are not otherwise specified in the 1993 Plan. Other stock-based awards may be awards of shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the value of shares (including actual or phantom securities convertible or exchangeable into or exercisable for shares), as deemed by the Committee consistent with the purposes of the 1993 Plan. For example, the Committee can grant an award of deferred stock as an other stock-based award, which would confer upon a participant the right to receive a specified number of shares at the end of a specified deferral period; such an award may or may not be subject to possible forfeiture in the event of certain terminations of employment prior to the end of a specified period.

     Performance Awards. The Committee is authorized to grant performance awards which confer upon participants a right to receive either (i) shares or the cash value thereof, or a combination of both, or (ii) a fixed dollar amount payable in cash or shares, or a combination of both, at the end of a specified period, based on the achievement of preset performance goals. Performance awards and other awards granted to persons the Committee expects will be named executives, will, if so designated by the Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m) (the provisions relating to such designated performance awards were added by the amendments). The performance goals to be achieved as a condition of payment or settlement of such a designated performance award will consist of (i) one or more business criteria, and (ii) a targeted level or levels of performance with respect to each such business criteria. Such business criteria must be among those specified in the 1993 Plan, although for non-designated performance awards the Committee may specify other business criteria. The business criteria specified in the 1993 Plan are (1) appreciation in the fair market value or book value of shares; (2) earnings per share; (3) revenues; (4) cash flow or cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin;
(8) net income or profits; net operating income; earnings; or operating earnings, in each case, before or after taxes, and as applied to the Company as a whole or a specified business unit or function; (9) total shareholder return; and (10) any of the above goals as compared to the performance of a published or special index specified by the Committee, such as the Standard & Poor's 500 Stock Index or other indexes or groups of comparable companies. The performance period over which such performance will be measured will be specified by the Committee. In granting performance awards, the Committee may establish an unfunded incentive award "pool," the amount of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described above. The Committee may, in its discretion, determine that the amount payable in settlement of a designated performance award will be reduced, but may not exercise discretion to increase any such amount.

     Certain Other Terms of Awards. Awards are granted for no consideration other than services, except as may be otherwise required by law. The Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the 1993 Plan or other Company plans or other rights to payment from the Company. Each award will be evidenced by an award agreement setting forth the specific terms and conditions applicable to that award. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares to be distributed will be withheld (or previously acquired shares surrendered by the participant) to satisfy tax withholding obligations. The Committee may also provide additional cash payments to a participant to offset taxes relating to awards. Awards granted under the 1993 Plan generally may not be pledged or otherwise encumbered and/or transferred except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards for estate-planning or other purposes deemed not inconsistent with the purposes of the 1993 Plan (this exception was added by the amendments in response to a change in Rule 16b-3).

     Awards that may be granted under the 1993 Plan after May 6, 1997, cannot presently be determined. Nothing contained in the 1993 Plan prevents the Company from adopting or continuing in effect other or additional compensation arrangements.

     Amendments. The Board may amend the 1993 Plan in any respect, except that any such amendment shall be subject to subsequent shareholder approval if shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or such other stock exchange or automated quotation system on which shares may then be listed or quoted. Thus, shareholder approval will not necessarily be required for amendments which might increase the cost of the 1993 Plan or broaden eligibility.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the Federal income tax consequences relating to certain 1993 Plan awards. The grant of an option or SAR generally will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss to the participant. Other awards under the 1993 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares or the time that either the risk of forfeiture (including forfeiture in the event performance goals are not achieved) or restriction on transferability lapses. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

     As discussed above, Code Section 162(m) disallows certain tax deductions by the Company. The Company intends that options and SARs granted with an exercise or base price at least equal to fair market value of the underlying shares on the date of grant, and designated performance awards granted under the 1993 Plan, will continue to qualify as "performance-based compensation" not subject to Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1993 Plan will be fully deductible under all circumstances. In addition, other awards under the 1993 Plan, such as restricted stock, other stock-based awards, and performance awards not designated as qualifying Section 162(m) awards generally will not so qualify, so that compensation paid to a named executive in connection with such awards could be subject to Section 162(m)'s $1 million deductibility cap. See "Report of the Compensation Committee on Executive Compensation." Finally, under current regulations performance awards granted under the 1993 Plan more than five years after the 1997 Annual Meeting of Shareholders will require further shareholder approval in order to qualify as such "performance-based compensation."

     The foregoing general discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1993 Plan. Different tax rules may apply to specific participants and transactions under the 1993 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1993 STOCK OWNERSHIP AND LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

                                 OTHER MATTERS

     Management does not know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

                     ANNUAL REPORT AND INDEPENDENT AUDITORS

     The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996, accompanies this Proxy Statement, but is not deemed a part of the proxy soliciting material.

     KPMG Peat Marwick LLP were the Company's independent auditors for the year ended December 31, 1996. The appointment of independent auditors is approved annually by the Board of Directors, which approval is based, in part, on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Shareholder approval is not sought in connection with this selection.

     A representative of KPMG Peat Marwick LLP, the independent auditors who examined the consolidated financial statements of the Company for 1996, is expected to be present at the meeting to respond to appropriate questions of shareholders and will have the opportunity to make a statement if he so desires.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy material relating to the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices in Los Angeles, California at the address set forth on the first page hereof, no later than December 2, 1997. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 1998 Annual Meeting of Shareholders, any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and the Company's By-Laws at that time in effect.

                                          For the Board of Directors,

                                          Jerry M. Gluck, Secretary
March 31, 1997

                                                                      APPENDIX A

                          INCENTIVE COMPENSATION PLAN
                                      FOR
                                FRANK E. BAXTER,
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             JEFFERIES GROUP, INC.

 1.  Purpose

     The purpose of this Plan is to motivate and reward Mr. Baxter for achieving profit levels that are in the best interests of the Company's shareholders and to encourage him to remain with the Company to continue to serve those interests.

 2.  Administration

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), who shall have sole discretion in interpreting the terms of this Plan, in setting goals and objectives as provided for herein, in defining those items that should or should not be included in the definition of "profits" for Plan purposes, and in approving any exceptions hereto.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith pursuant to this Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or by-laws, and under any directors and officers liability insurance coverage which may be in effect from time to time.

 3.  Operation of the Plan

     (a) At or as close to the start of the Company's fiscal year, as may be practical, the Committee shall establish the following:

          (i) A "target" level of Company profits after tax and all incentive payments, including payments under this Plan, that must be achieved during the fiscal year in order for Mr. Baxter to earn his targeted level of compensation and that is deemed to be a reasonable, desired and competitive level of return to the Company's shareholders.

          (ii) A "target" level of compensation for Mr. Baxter in his capacity as Chairman and Chief Executive Officer of the Company that is deemed to be reasonable and appropriate based on an analysis of peer companies and is commensurate with the target level of profits set by the Committee.

          (iii) The amount of the target level of compensation that will be paid to Mr. Baxter at regular intervals as salary during the Company's fiscal year.

          (iv) The rate, stated as a percentage of after-tax profits, at which Mr. Baxter's compensation will be reduced from the target compensation level if such profits do not equal or exceed the target level.

          (v) The rate or rates, stated as percentages of after-tax profits, by which Mr. Baxter's compensation will be increased from the target compensation level if such profits exceed the target level.

     (b) At the end of the Company's fiscal year and subsequent to adjustments to the Company's financial results, if any, determined by the Company's outside auditors, the Committee shall:

          (i) Determine the amount of the Company's profits after tax and after incentives from this or any other plan or arrangement and may make adjustments to such profits as it deems appropriate to reflect gains or losses on the sale of assets, repurchase or sale of Company stock, issuance and/or exercise of stock options or any other similar transaction that it deems appropriate and consistent with serving the best interests of the Company's shareholders.

          (ii) Based on such determination of profits, the Committee shall determine the amount of reduction or increase from Mr. Baxter's target compensation and shall authorize payment, in accordance with paragraph 4, below, of the amount, if any, over and above his salary that reflects compensation earned under this Plan.

 4.  Payment of Amount Earned Under the Plan

     Amounts earned under this Plan, pursuant to paragraph 3(b)(ii), above, shall be paid as follows:

     (a) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid as soon after it is determined as may be practical.

     (b) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid at the end of the next succeeding fiscal year, subject to the provisions of paragraph 5, below.

     (c) Thirty-three and one-third percent (33 1/3%) of the amount earned will be paid at the end of the second succeeding fiscal year, subject to the provisions of paragraph 5, below.

 5. Adjustments to Deferred Payments

     (a) Amounts deferred for payment, pursuant to paragraphs 4(b) and 4(c), above, will be converted, at the time of their initial determination, into "phantom" shares of Jefferies Group, Inc. stock. The number of such phantom shares will be determined by dividing (i) the sum of the amounts deferred by
(ii) the closing price per share as of the first trading day of the Company's stock following or coincident with the end of the Company's fiscal year for which the incentive payments were earned.

     (b) In the event any portion of the amount deferred for payment, pursuant to paragraphs 4(b) and 4(c) above, is attributable to profits that are in excess of "target," as determined pursuant to paragraph 3(a)(i) of this Plan, the number of phantom shares determined pursuant to paragraph 5(a) will be reduced prior to payment if profits in either of the two fiscal years during deferral are below "target."

     The amount by which such phantom shares will be reduced is determined by dividing (i) the product of the amount by which profits are below target (up to the amount by which profits in the year or years in which the deferred payments were earned exceeded target), and the difference between the rate applied to such excess and the rate at which Mr. Baxter's target compensation is reduced for profits below target, by (ii) an amount equal to the sum of the closing price of the Company's stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined, and the amount of dividends, if any, declared on shares of the Company's Common Stock during the years of deferral.

     For purposes of the above paragraph, the adjustment will be determined first using the highest rate paid to Mr. Baxter during a fiscal year for which there was an "excess" over target and then to the next highest rate, until the amount of the compensation reduction attributable to the shortfall of profits, or the amount of the excess profits, whichever is lesser, is offset against the deferred payments attributable to "excess" profits.

     (c) The amount of a deferred payment to be made to Mr. Baxter will be determined at the time it is to be paid by multiplying the number of phantom shares, adjusted pursuant to paragraph 5(a), to be paid, by the sum of (i) the closing price of the Company's stock on the first trading day following or coincident with the close of the Company's fiscal year for which such adjustment is being determined, and (ii) the amount of dividends declared on shares of the Company's Common Stock during the years of deferral.

 6.  Forfeiture of Deferred Payments

     In the event Mr. Baxter is terminated for cause, he will forfeit any deferred amounts not yet payable as of the date of such termination. In the event of Mr. Baxter's approved retirement, termination for other than cause, death or permanent disability, any deferred amounts not yet payable as of the date of such event shall be paid on their regularly scheduled payment date, or earlier at the sole discretion of the Committee, without regard to the adjustment described in paragraph 5(b), above.

 7.  Discretionary Payments

     Notwithstanding any of the preceding, the Committee, in its sole discretion, may authorize payments to Mr. Baxter when it deems such payments are consistent with the purpose of this Plan and are in the best interests of the Company's shareholders.

 8.  Withholding of Payroll Taxes

     Prior to payment, the Company may withhold such amounts as may be appropriate to pay payroll taxes on amounts earned under this Plan.

 9.  Participation in Other Compensation or Benefit Plans

     Nothing in this Plan shall preclude Mr. Baxter's participation in any other Company compensation or benefit plans.

10.  No Guarantee of Continued Employment

     Nothing in the Plan shall constitute a guarantee of Mr. Baxter's continued employment with the Company.

                                                                      APPENDIX B

                             JEFFERIES GROUP, INC.

               1993 STOCK OWNERSHIP AND LONG-TERM INCENTIVE PLAN
                 AS AMENDED AND RESTATED AS OF JANUARY 29, 1997

 1. PURPOSES OF THE PLAN

     The purposes of the Jefferies Group, Inc. 1993 Stock Ownership and Long-Term Incentive Plan (the "Plan") are to advance the interests of the Company, to increase stockholder value by providing its officers and other key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with and rewards for outstanding service to the Company and to provide the Company with an additional means to attract and retain qualified officers and other key employees. To this end, the Committee, as hereinafter designated, may grant stock options, stock appreciation rights, stock awards, performance units, dividend equivalents, performance shares and/or other incentive awards to officers and other key employees of the Company (including its subsidiaries and affiliates), on the terms and subject to the conditions set forth in this Plan.

 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          2.1 "Award" means any form of stock option, stock appreciation right, stock award, performance unit, performance shares, dividend equivalent or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

          2.2 "Award Agreement" means a written agreement setting forth the terms of an Award.

          2.3 "Base Price Per Share" means a price per share fixed by the Committee at the time of grant of a Stock Appreciation Right that may be equal to or less than the Fair Market Value of the shares of Common Stock covered thereby, but not less than the amount required by such laws, rules or regulations as may be applicable.

          2.4  "Board" means the Board of Directors of Jefferies Group, Inc.

          2.5 "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

          2.6 "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that Committee action shall be taken by act of such members specified in, and otherwise in accordance with, Section 3.3. The Committee shall consist solely of two or more directors of Jefferies Group, Inc. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.

          2.7 "Common Stock" means the Common Stock of the Company, $.01 par value.

          2.8 "Company" means Jefferies Group, Inc., its subsidiaries and its affiliates, if any, unless used in conjunction with "Common Stock," in which case it means Jefferies Group, Inc.

          2.9 "Dividend Equivalent" means a right granted to a Participant to receive cash, shares or Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

          2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

          2.11 "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the average of the closing sales prices of a share of Common Stock as reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table), for the day as of which the valuation is to be made or, if that day is not a trading day, the nearest preceding trading day, and the four trading days immediately prior thereto.

          2.12 "Incentive Stock Option" or "ISO" means any Stock Option intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.

          2.13 "Non-qualified Stock Option" means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

          2.14 "Officer" means a person who is considered to be an officer of the Company under Exchange Act Rule 16a-1(f).

          2.15 "162(m) Award" means an Award intended by the Committee to constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Such Awards would include Options or SARs granted with an exercise price or base price per share equal to or greater than 100% of the Fair Market Value of a share of Common Stock, or Awards granted in accordance with Section 7.

          2.16 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-qualified Stock Option.

          2.17 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

          2.18 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

          2.19 "Performance Award" means the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both ("Performance Shares"), or (ii) a fixed dollar amount payable in cash or shares ("Performance Units"), or a combination of both, at the end of a specified Performance Period.

          2.20 "Performance Period" means a period of not less than one nor more than ten years during which corporate, division, subsidiary, group or other performance objectives shall be utilized for purposes of determining the amount of a Performance Award.

          2.21 "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

          2.22 "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to forfeiture provisions or such other conditions as may be determined by the Committee and specified in the Award Agreement.

          2.23 "Stock Appreciation Right" or "SAR" means the right to receive, for each unit of the SAR, cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share on the date of exercise of the SAR over the Base Price Per Share established on the date the SAR was granted.

3. ADMINISTRATION

     3.1 The Plan shall be administered and interpreted by the Committee. The foregoing and other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3 under the Exchange Act. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

     3.2 The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the Officers and other key employees of the Company to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock or units or rights to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion; (f) determine whether Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     3.3 At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to a 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is a not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Exchange Act Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to be 162(m) Awards to fail to so qualify. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all and any of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

 4. ELIGIBILITY

     Officers and other key employees of the Company (including those who may also be Directors of Jefferies Group, Inc.), who are not members of the Committee and who are responsible for or contribute to the management, growth and profitability of the business of the Company, are eligible to receive Awards under this Plan.

 5. SHARES AVAILABLE FOR AWARDS

     5.1 The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Incentive Stock Options under the Plan is 500,000.

     5.2 Subject to Section 5.1 above, the maximum number of shares of Common Stock of the Company with respect to which Awards may be made in any calendar year during the term of the Plan shall not exceed twenty percent (20%) of the number of shares of Common Stock issued and outstanding as of the first day of the calendar year in which the Awards are made, less the number of shares of Common Stock reserved for issuance with respect to, or underlying, any Award or award made and outstanding pursuant to this or any predecessor plan as of such date. In addition, in each fiscal year during any part of which the Plan is in effect, a Participant may be granted (i) Options and SARs under Sections 6.1 and
6.2 relating to no more than 200,000 shares of Common Stock, and (ii) Performance Awards pursuant to Section 7 relating to no more than 100,000 shares of Common Stock, subject in each case to adjustment as provided in Section 5.5. With respect to Performance Awards pursuant to Section 7 not valued by reference to Common Stock at the date of grant, the maximum amount payable to a Participant in settlement of such an Award in any fiscal year shall be the greater of the Fair Market Value of the number of shares of Common Stock specified in the preceding sentence (subject to adjustment) to which Performance Awards may relate valued at the date of grant or at the date of settlement of the Award (this limitation is separate and not affected by the limitation on shares of Common Stock set forth in the preceding sentence).

     5.3 Shares of Common Stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards during the calendar year in which they expire or otherwise become available.

     5.4 Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

     5.5 In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustment in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and/or the exercise price and other terms and conditions of Awards, appropriate provision for supplemental payments of cash, other Awards, or other property, or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan (including the number of shares specified in Section 5.1 and in each of clauses (i) and (ii) of the second sentence of Section 5.2), as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants.

 6. AWARDS UNDER THE PLAN

     6.1 Stock Options. The Committee may grant Incentive Stock Options, Non-qualified Stock Options or both to purchase shares of Common Stock from the Company to such Officers and other key employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

     In the case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price for the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

     The exercise price at which shares of Common Stock may be purchased pursuant to the grant of a Non-qualified Stock Option shall be fixed by the Committee at the time of grant and may be equal to, greater than or less than the Fair Market Value of the shares of Common Stock covered thereby.

     6.2 Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to such Officers and other key employees, in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     SARs may be granted in connection with all or any part of, or independently of, any Stock Option granted under the Plan. An SAR granted in connection with a Non-qualified Stock Option may be granted at or after the time of grant of such option. An SAR granted in connection with an ISO may be granted only at the time of grant of such option.

     Upon the exercise of an SAR granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the SAR is exercised. Upon the exercise of an option in connection with which an SAR has been granted, the number of shares subject to the SAR shall be reduced by the number of shares with respect to which the option is exercised.

     6.3 Restricted Stock Awards. The Committee may grant Restricted Stock Awards ("RSAs") to such Officers and other key employees, in such amounts and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

     Restricted Stock granted under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

     Unless otherwise determined by the Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

     In the event all or any of the shares subject to an RSA are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of grant prior to the lapse of any or all such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

     6.4 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to Officers or other key employees in recognition of past services, outstanding achievements or other valid consideration in such amounts as the Committee shall determine in its sole discretion. Certificates for such shares shall be registered in the name of the Participant and delivered immediately to the Participant.

     6.5 Performance Awards. The Committee may grant Performance Awards to such Officers and other key employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; the performance of the Company (including any subsidiary or affiliate), based on earnings or cash flow; or such other facts or criteria as the Committee shall determine. Such goals may be revised by the Committee at any time and from time to time during the Performance Period to take into account significant unforeseen events or changes in circumstances. The foregoing notwithstanding, any Performance Award intended to constitute a 162(m) Award shall be subject to the limitations set forth in Section 7.

     6.6 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares, Awards, or other investment vehicles as the Committee may specify.

     6.7 Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan, the value of which are based in whole or in part on the value of Common Stock, that may not be defined in paragraphs 6.1 through 6.5 of this Plan.

     Other stock-based Awards may be awards of shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the value of Common Stock (including, without limitation, phantom securities convertible or exchangeable into or exercisable for Common Stock), as deemed by the Committee consistent with the purposes of the Plan.

     6.8 Consideration; Tandem and Substitute Awards. Except as provided in this Section 6.8 or to the extent that payment of lawful consideration may be required under the Delaware General Corporation Law, only services may be required as consideration for the grant (but not the exercise) of any Award. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, or any business entity to be acquired by the Company or any other right of a Participant to receive payment from the Company. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

     6.9 Award Agreements. Awards under the Plan shall be evidenced by an agreement approved by the Committee that sets forth the terms, conditions and limitations of an Award. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of, vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant.

 7. PERFORMANCE AWARDS

     7.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a Covered Employee (as hereinafter defined) should qualify as a 162(m) Award, the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

     7.2 Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and Treasury Regulation 1.162-27 thereunder. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     7.3 Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, affiliates, or business units (except with respect to the measures relating to Common Stock), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) appreciation in Fair Market Value or book value of Common Stock, (2) earnings per share; (3) revenues; (4) cash flow or cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin;
(8) net income; net operating income; earnings; or operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor's 500 Stock Index or other indexes or groups of comparable companies specified by the Committee.

     7.4  Performance Period; Timing For Establishing Performance
Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period specified by the Committee (or, if so determined by the Committee, for a specified portion of a Performance Period). Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

     7.5 Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7.3 during the given Performance Period, as specified by the Committee in accordance with Section 7.4 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

     7.6 Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of Performance Awards subject to this Section 7. The Committee shall specify the circumstances in which such Performance Awards shall be forfeited in the event of termination of employment prior to the end of a Performance Period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with
Section 6 and this Section 7.

     7.7 Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under this Section 7 shall be made in writing.

     7.8 Status of 162(m) Awards. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

 8. EFFECT ON OTHER PLANS

     8.1 Effective May 6, 1993, no further grants shall be made under the 1983 Incentive Stock Option Plan, the 1985 Incentive Stock Option Plan or the 1985 Non-qualified Stock Option Plan. Thereafter, all grants and awards made under such plans prior to that date shall continue in accordance with the terms of the applicable prior plan.

     8.2 Except as provided in Section 8.1, above, neither the adoption of the Plan nor anything contained in the Plan shall prevent the Company from adopting or continuing other or additional compensation arrangements, or discontinuing or terminating such arrangements, and such other arrangements as may be either generally applicable or applicable only in specific cases.

     8.3 In no event shall the value of, or income arising from, any Awards issued under the Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company, unless such plan specifically provides to the contrary.

 9. MISCELLANEOUS PROVISIONS RELATED TO PARTICIPANTS

     9.1 The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

     9.2 Except as may be otherwise provided under Section 6.6, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

     9.3 The purchase price of the shares of Common Stock as to which an option or other stock-based Award is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.

     9.4 A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award or, at the election of the holder of the Award, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

     9.5 If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying of any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

     9.6 Awards (and rights or interests therein) shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 9.7), and during the Award holder's lifetime, such Awards and rights shall be exercisable only by such holder or such holder's duly appointed guardian or legal representative. The foregoing notwithstanding, the Committee may provide that Awards (or rights or interests therein), other than Incentive Stock Options and Awards in tandem with such Incentive Stock Options, shall be transferable, including permitting transfers to a Participant's immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

     9.7 Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant's death.

10. GOVERNING LAW

     The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

11. SEVERABILITY

     If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12. UNFUNDED PLAN

     The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

13. RULE 16B-3 COMPLIANCE

     13.1 Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

     13.2 With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Exchange Act Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the repurchase of any Award or shares resulting from any Award in order to prevent a Participant from incurring or potentially incurring liability under Section 16(b) of the Exchange Act. Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

14. EFFECTIVE DATE AND TERM OF PLAN

     14.1 The Plan became effective May 6, 1993, the date on which it was originally approved by stockholders of Jefferies Group, Inc. The amendment to the Plan adopted by the Board of Directors on January 29, 1997, shall be submitted for approval at the Jefferies Group, Inc. 1997 Annual Meeting of Shareholders. Such amendment shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the subject matter at the Meeting.

     14.2 The Plan shall remain in effect until April 30, 2007, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

15. AMENDMENT AND TERMINATION OF THE PLAN

     15.1 The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the stockholders of Jefferies Group, Inc. within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless such amendment is required by law.

     15.2 The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Committee with respect to, any grants or Awards made prior to termination.

--------------------------------------------------------------------------------

                             JEFFERIES GROUP, INC.

                        PROXY/VOTING DIRECTION CARD FOR
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1997

THIS PROXY/VOTING DIRECTION IS SOLICITED BY MANAGEMENT OF THE COMPANY.

The undersigned hereby appoints Frank E. Baxter, Michael L. Klowden and Barry
M. Taylor, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Jefferies Group, Inc., held of record by the undersigned on March 24, 1997 or which the undersigned would be otherwise entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 1997 and any adjournment thereof, upon all matters that may properly come before the meeting. ALL SHARES VOTABLE BY THE UNDERSIGNED, INCLUDING SHARES HELD OF RECORD BY AGENTS OR TRUSTEES FOR THE UNDERSIGNED AS PARTICIPANTS IN THE JEFFERIES GROUP, INC. EMPLOYEE STOCK OWNERSHIP PLAN, EMPLOYEE PROFIT SHARING PLAN AND EMPLOYEE STOCK PURCHASE PLAN, WILL BE VOTED BY THE PROXIES NAMED ABOVE IN THE MANNER SPECIFIED ON THE REVERSE SIDE OF THIS CARD, AND SUCH PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE PLAN, AS AMENDED AND RESTATED.

1.      ELECTION OF DIRECTORS;
        Frank E. Baxter, Richard G. Dooley, Tracy G. Herrick, Raymond L. Killian, Jr., Michael L. Klowden, Frank J. Macchiarola, Barry M. Taylor, Mark A. Wolfson.

2. APPROVAL OF THE 1993 STOCK OWNERSHIP AND LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

                (continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Please mark your
        [X]     votes as in this
                sample

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE 1993 STOCK OWNERSHIP AND LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

1. Election of     FOR  WITHHELD 2. Approval of the 1993 Stock Ownership   FOR    AGAINST   ABSTAIN
   Directors.                       and Long-Term Incentive Plan, as
   (see reverse)   [ ]    [ ]       amended and restated.                  [ ]      [ ]       [ ]

For, except vote withheld from the following nominee(s):

                              The undersigned acknowledges receipt of the Annual Report on Form 10-K, the Notice of Annual Meeting of Shareholders and the Proxy Statement, and hereby revokes all previously granted proxies.

                              (Please sign exactly as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

                              -------------------------------------------------

                              -------------------------------------------------
                              SIGNATURE(S)                              DATE


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